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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated January 26, 1995, on our audits of the financial statements of The Upjohn Company and of our report dated August 21, 1995, on our audit of the consolidated balance sheet of Pharmacia & Upjohn, Inc. We also consent to the reference to our firm under the caption "Experts".

/s/  COOPERS & LYBRAND L.L.P.

Chicago, Illinois

September 12, 1995